As filed with the Securities and Exchange Commission on September 15, 2003
                                               Registration No. 333-____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ________________

                                 UTSTARCOM, INC.
             (Exact name of Registrant as specified in its charter)

                                ________________

   Delaware                                                     52-1782500
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                 UTSTARCOM, INC.
                       1275 Harbor Bay Parkway, Suite 100
                            Alameda, California 94502
                                 (510) 864-8800

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         UTSTARCOM, INC. 1997 STOCK PLAN
               UTSTARCOM, INC. 2003 NONSTATUTORY STOCK OPTION PLAN
                  ROLLINGSTREAMS SYSTEMS, LTD. 2001 STOCK PLAN
                            (Full title of the Plans)

                                ________________

                                  Hong Liang Lu
                      President and Chief Executive Officer
                                 UTSTARCOM, INC.
                       1275 Harbor Bay Parkway, Suite 100
                            Alameda, California 94502
                                 (510) 864-8800


       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ________________

                                   Copies to:
                               Carmen Chang, Esq.
                             Shearman & Sterling LLP
                                 1080 Marsh Road
                              Menlo Park, CA 94025
                                 (650) 838-3600

                                ________________

================================================================================

                                                 CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                         Proposed
                                                                          Maximum               Proposed
                                                   Amount                Offering                Maximum
   Title of Each Class of Securities to             to be                  Price                Aggregate             Amount of
              Be Registered                     Registered(1)            Per Share            Offering Price       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.00125 par value per
     share, of UTStarcom, Inc.               1,718,239 shares(2)         $29.85(3)            $51,289,434.15          $4,149.32
                                          ------------------------------------------------------------------------------------------
                                             2,653,873 shares(2)         $35.41(4)            $93,973,642.93          $7,602.47
                                          ------------------------------------------------------------------------------------------
                                             1,497,200 shares            $28.55(5)               $42,745,060          $3,458.08
                                          ------------------------------------------------------------------------------------------
                                                 2,800 shares            $35.41(4)                   $99,148              $8.02
                                          ------------------------------------------------------------------------------------------
                                                12,742 shares             $1.57(5)                $20,004.94              $1.62
                                          ------------------------------------------------------------------------------------------
                                                10,633 shares            $35.41(4)               $376,514.53             $30.46
------------------------------------------------------------------------------------------------------------------------------------
                                     TOTAL   5,895,487 shares               -                      -                 $15,249.97
====================================================================================================================================

(1) This registration statement on Form S-8 (this "Registration Statement") also covers any additional shares of common stock, $0.00125 par value per share (the "Common Stock"), of UTStarcom, Inc. (the "Registrant") that become issuable under the UTStarcom, Inc. 1997 Stock Plan (the "1997 Plan"), the UTStarcom, Inc. 2003 Nonstatutory Stock Option Plan (the "2003 Plan") and the options granted under the RollingStreams Systems, Ltd. 2001 Stock Plan that were assumed by the Registrant (the "Assumed Options"), including the earnout shares that become issuable under the Assumed Options (the "Earnout Shares"), being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration, that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The Registrant has previously filed registration statements for the 1997 Plan on Forms S-8 under File No. 333-93069 with the Securities and Exchange Commission (the "Commission"). This Registration Statement serves to register 4,372,112 additional shares of Common Stock for issuance under the 1997 Plan.

(3) The proposed maximum offering price per share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, based on the per share weighted average exercise price of the 1,718,239 shares of Common Stock subject to outstanding but unexercised options granted under the 1997 Plan.

(4) The proposed maximum offering price per share as to the 2,667,306 shares of Common Stock authorized for issuance pursuant to future awards granted under the 1997 Plan, 2003 Plan and future issuances of Earnout Shares has been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the bid and asked price of the Common Stock as reported on the Nasdaq National Market on September 10, 2003.

(5) The proposed maximum offering price per share has been estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the per share exercise price of 1,509,942 shares of Common Stock subject to outstanding but unexercised options granted under the 2003 Plan and the Assumed Options.

                                Explanatory Note

         UTStarcom, Inc., a Delaware corporation (the "Registrant"), hereby files this Registration Statement on Form S-8 (this "Registration Statement") relating to up to (i) 4,372,112 shares of common stock, par value $0.00125 per share, of the Registrant (the "Common Stock") issuable by the Registrant in connection with the exercise of options that have been granted, and that are available for issuance pursuant to future awards, under the UTStarcom, Inc. 1997 Stock Plan (the "1997 Plan"), (ii) 1,500,000 shares of Common Stock issuable by the Registrant in connection with the exercise of options that have been granted, and that are available for issuance pursuant to future awards, under the UTStarcom, Inc. 2003 Nonstatutory Stock Option Plan (the "2003 Plan"), (iii) 12,742 shares of Common Stock issuable by the Registrant in connection with the exercise of options that have been granted under the RollingStreams Systems, Ltd. 2001 Stock Plan (the "RollingStreams Plan") and (iv) 10,633 shares of Common Stock available for future issuance as earnout shares under the Assumed Options (the "Earnout Shares").

         On June 30, 2003, RollingStreams Systems, Ltd., a Cayman Islands company ("RollingStreams"), became a wholly owned subsidiary of the Registrant in connection with the transfer by the holders of shares of common stock, par value $0.0001 per share, of RollingStreams (the "RollingStreams Stock") in exchange for shares of the Registrant (the "Share Exchange"), pursuant to the Share Exchange Agreement, dated as of June 30, 2003 (the "Share Exchange Agreement"), by and among the Registrant, RollingStreams, and each of the shareholders of RollingStreams. At the time the Share Exchange was consummated (the "Effective Time"), among other actions, each issued and outstanding share of RollingStreams Stock was converted into .02549 (the "Exchange Ratio") of a share of Common Stock. Pursuant to the Share Exchange Agreement, the outstanding stock options granted under the RollingStreams Plan are no longer exercisable for shares of RollingStreams Stock but, instead, are exercisable for shares of Common Stock based on the Exchange Ratio (the "Assumed Options"), in accordance with the provisions of the Share Exchange Agreement.

         In addition, pursuant to the Share Exchange Agreement, a holder of an Assumed Option will have the opportunity to receive Earnout Shares issued in payment of the Earnout Amount (as this term is defined in the Share Exchange Agreement) to securityholders of RollingStreams in connection with the Share Exchange. For each share of Common Stock subject to an Assumed Option, a holder of an Assumed Option will be entitled to receive the same number of Earnout Shares paid and issued with respect to each outstanding share of Common Stock under the Share Exchange Agreement, but only to the extent and at the time that the holder of the Assumed Option has exercised the Assumed Option and has received the underlying shares of Common Stock with respect to which he is entitled to receive Earnout Shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information.*
              ----------------

Item 2.       Registrant Information and Employee Plan Annual Information.*
              -----------------------------------------------------------

















---------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Information Incorporated by Reference.
              -------------------------------------

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed February 21, 2003, as amended September 8, 2003;

         (b) the Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2003 (filed May 12, 2003), as amended September 8, 2003, and for the quarter ended June 30, 2003 (filed August 4,
              2003), and the Registrant's Current Reports on Form 8-K (i) dated March 6, 2003 (filed March 7, 2003), (ii) dated and filed March 7, 2003, (iii) dated May 23, 2003 (filed June 4, 2003, as amended on July 10, 2003) and (iv) dated and filed July 10, 2003; and

         (c) the description of the Registrant's Common Stock as set forth in the Registrant's Registration Statement on Form 8-A, filed with the Commission on February 23, 2000.

         All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.       Description of Securities.
              -------------------------

         Not applicable.

Item 5.       Interests of Named Experts and Counsel.
              --------------------------------------

         Carmen Chang, a member of Shearman & Sterling LLP, is Assistant Secretary of the Registrant. Shearman & Sterling LLP is corporate counsel to the Registrant.

Item 6.       Indemnification of Directors and Officers.
              -----------------------------------------

         Under Section 145 of the Delaware General Corporation Law, the Registrant may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative other than action by or on behalf of the Registrant, by reason of the fact that such person is or was one of its officers or directors, or is or was serving at the Registrant's request as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses including attorneys' fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. Under Delaware law, the Registrant may also indemnify officers and directors, against the expenses which such officer or director actually and reasonably incurred, in an action by or on behalf of the Registrant under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to us.

         The Registrant's certificate of incorporation contains a provision to limit the personal liability of its directors for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages to the fullest extent permitted under Delaware law. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         The Registrant's bylaws provide for indemnification of its officers and directors to the fullest extent permitted by law.

         The Registrant has also entered into indemnification agreements with its directors and officers. The indemnification agreements provide indemnification to its directors and officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance. The Registrant has also obtained directors' and officers' liability insurance, which insures against liabilities that its directors and officers may incur in such capacities.

Item 7.       Exemption from Registration Claimed.
              -----------------------------------

         Not applicable.

Item 8.       Exhibits.
              --------

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

Item 9.       Undertakings.
              ------------

         (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however that paragraphs a(1)(i) and a(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on September 15, 2003.

                                       UTSTARCOM, INC.


                                       By:  /s/ Hong Liang Lu
                                           ---------------------------------
                                           Hong Liang Lu
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Hong Liang Lu and Michael Sophie as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute therefor, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                                 TITLE                                DATE
--------------------------------  ---------------------------------------------   -------------------
/s/ Hong Liang Lu
--------------------------------  Chief Executive Officer, President              September 15, 2003
Hong Liang Lu                     (Principal Executive Officer) and Director


/s/ Michael Sophie
--------------------------------  Chief Financial Officer (Principal              September 15, 2003
Michael Sophie                    Financial and Accounting Officer)


/s/ Masayoshi Son
--------------------------------  Director                                        September 15, 2003
Masayoshi Son

          SIGNATURE                                 TITLE                                DATE
--------------------------------  ---------------------------------------------   -------------------
/s/ Ying Wu
--------------------------------  Director                                        September 15, 2003
Ying Wu


/s/ Betsy Atkins
--------------------------------  Director                                        September 15, 2003
Betsy Atkins


/s/ Thomas J. Toy
--------------------------------  Director                                        September 15, 2003
Thomas J. Toy


/s/ Larry D. Horner
--------------------------------  Director                                        September 15, 2003
Larry D. Horner

                                INDEX TO EXHIBITS


Exhibit Number                       Exhibit Document
--------------  ----------------------------------------------------------------
     4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-93069), filed with the Commission on February 22, 2000).

     4.2        Bylaws of the Registrant (incorporated by reference to Exhibit
                3.4 of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-93069), filed with the Commission on February 22, 2000).

     4.3 UTStarcom, Inc. 1997 Stock Plan, as amended (incorporated by reference to Exhibit 10.4 of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-93069), filed with the Commission on February 22, 2000).

     4.4*       UTStarcom, Inc. 2003 Nonstatutory Stock Option Plan.

     4.5* RollingStreams Systems, Ltd. 2001 Stock Plan and ancillary agreements and documentation thereto.

     5.1* Opinion of Shearman & Sterling LLP, Counsel to the Registrant, regarding the legality of securities being registered.

    23.1*       Consent of PricewaterhouseCoopers LLP.

    23.2*       Consent of Deloitte & Touche LLP.

    23.3* Consent of Shearman & Sterling LLP (contained in the opinion filed as Exhibit 5.1 hereto).

    24.1 Power of Attorney (contained in the signature page to this Registration Statement).



------------------------------------------------
*    Filed herewith